Exhibit 99.1

Contact:	Richard A. Lechleiter
Executive Vice President and Chief Financial Officer
(502) 596-7734

KINDRED HEALTHCARE FIRST QUARTER RESULTS

EXCEED COMPANY’S GUIDANCE

Company Reports $0.57 per Diluted Share from Continuing Operations Compared to Last Year’s $0.42

First Quarter EPS Guidance Range was $0.40 to $0.50

Company Maintains 2009 EPS Range of $1.35 to $1.45

Company Provides Second Quarter 2009 EPS Guidance of $0.28 to $0.38

LOUISVILLE, Ky. (May 4, 2009) – Kindred Healthcare, Inc. (the “Company”) (NYSE:KND) today announced its operating results for the first quarter ended March 31, 2009. All financial and statistical information included in this press release reflects the continuing operations of the Company’s businesses for all periods presented unless otherwise indicated.

First Quarter Highlights:

•	Consolidated revenues rose 3% to $1.1 billion
—	Each operating division reported revenue growth compared to last year

•	Diluted earnings per share grew 36% to $0.57 compared to last year’s $0.42
—	Earnings growth was driven by operating income growth in all three divisions and lower corporate overhead
—	Consolidated operating income grew 7% to $157 million
—	First quarter capital-related costs were flat with the first quarter of 2008

•	Hospital operating margins improved
—	Reported admissions declined 2% from last year partly resulting from leap year in 2008
—	Same-store aggregate admissions declined 1%
—	Same-store non-government admissions grew 12%

•	Nursing center results were in line with expectations despite softer volumes
—	Revenue mix and overall occupancy were relatively unchanged from last year
—	Annualized employee turnover declined to 38% from 48% in the first quarter of 2008

•	Peoplefirst operating income grew 35% in the quarter
—	Revenue growth and productivity improvements drove $4 million increase in operating income

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680 South Fourth Street        Louisville, Kentucky 40202

502.596.7300        www.kindredhealthcare.com

Kindred Healthcare First Quarter Results Exceed Company’s Guidance

May 4, 2009

First Quarter Results

Continuing Operations

Consolidated revenues for the first quarter ended March 31, 2009 rose 3% to $1.1 billion. Income from continuing operations for the first quarter of 2009 totaled $22.4 million or $0.57 per diluted share compared to $16.5 million or $0.42 per diluted share in the first quarter last year.

Discontinued Operations

During the past few years, the Company has entered into transactions related to the divestiture of unprofitable businesses. For accounting purposes, the historical operating results of these businesses and losses associated with these operations have been classified as discontinued operations in the Company’s consolidated statement of operations for all historical periods.

For the first quarter of 2009, the Company reported income from discontinued operations totaling $0.4 million or $0.01 per diluted share compared to a loss of $1.8 million or $0.05 per diluted share in the first quarter of 2008.

Other Quarterly Information

During the first quarter of 2009, the Company received a distribution of $34 million from its limited purpose insurance subsidiary to be used for general corporate purposes. The distribution, which had no impact on earnings, resulted primarily from the insurance subsidiary’s improved professional liability underwriting results. These funds were used to repay borrowings under the Company’s revolving credit facility.

Management Commentary

Paul J. Diaz, President and Chief Executive Officer of the Company, remarked, “We are pleased to report a good start to the year. Our first quarter results illustrate how our continued focus on our employees, patients and residents can create additional shareholder value through better operational execution. Our first quarter operating income grew by approximately $11 million or 7% compared to the same period last year as we reported solid operational improvements in each of our three divisions. Because our capital-related costs were relatively unchanged in the period, we reported 36% growth in earnings per diluted share compared to last year’s first quarter.”

Mr. Diaz further commented, “While our hospital and nursing center volumes were somewhat soft in the first quarter, we did a better job of managing our costs, particularly contract labor and premium pay, in line with our patient census levels. In Peoplefirst rehabilitation services, we saw solid revenue growth combined with impressive productivity gains that produced 35% growth in first quarter operating income compared to last year.”

Commenting on the Company’s financial position, Mr. Diaz noted, “Our first quarter 2009 operating cash flows were well ahead of last year as we continued to improve our accounts receivable collections. As a result, our accounts receivable balance at March 31, 2009 was relatively unchanged from a year ago while days of revenue in accounts receivable declined by 2%. In addition, we continued to maintain higher cash balances to further enhance our financial strength in a generally difficult credit market.”

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Kindred Healthcare First Quarter Results Exceed Company’s Guidance

May 4, 2009

With respect to the Company’s ongoing development activities, Mr. Diaz remarked, “We are continuing to develop five additional hospitals that will open over the next couple of years, and we are reviewing other opportunities to acquire nursing and rehabilitation centers in strategic markets.”

2009 Earnings Guidance – Continuing Operations

The Company maintained its 2009 earnings guidance for continuing operations. The Company expects consolidated revenues for 2009 to approximate $4.4 billion. Operating income, or earnings before interest, income taxes, depreciation, amortization and rent, is expected to range from $582 million to $588 million. Rent expense is expected to approximate $355 million, while depreciation, amortization and net interest expense are expected to approximate $134 million. Income from continuing operations for 2009 is expected to approximate $54 million to $57 million or $1.35 to $1.45 per diluted share (based upon diluted shares of 39 million).

The Company also provided its earnings outlook for the second quarter of 2009, estimating income from continuing operations to range from $11 million to $15 million or $0.28 to $0.38 per diluted share (based upon diluted shares of 39 million).

As previously indicated to investors, the Company continues to believe that the typical seasonal weakness in the third quarter will likely result in earnings per share between break-even and $0.10 for the period.

The Company indicated that the earnings guidance for continuing operations reflects the anticipated impact of (a) proposed rules issued by the Centers for Medicare and Medicaid Services (“CMS”) on May 1, 2009 related to payment rates for long-term acute care (“LTAC”) hospitals and nursing centers and (b) the Company’s transactions with Ventas, Inc. (“Ventas”) (NYSE:VTR) announced on April 30, 2009 to renew certain leases and to acquire six under-performing leased nursing centers for resale. The Company also indicated that the earnings guidance does not reflect any material acquisitions or divestitures and does not take into account any repurchases of common stock.

Mr. Diaz noted, “We look forward to continued progress in each of our operating divisions as we focus on the execution of our strategic operating plan. As in the past, high satisfaction levels from our patients, residents, customers, employees and physicians will continue to drive our operating results and business success.”

Webcast of Conference Call

As previously announced, investors and the general public can access a live webcast of the first quarter 2009 conference call through a link on Kindred’s website at www.kindredhealthcare.com. The conference call will be held May 5, 2009 at 10:00 a.m. (Eastern Time).

A telephone replay of the conference call will be available at approximately 1:00 p.m. on May 5 by dialing (719) 457-0820, access code: 8854864. The replay will be available through May 13.

Investor Day

As previously announced, the Company will host its second annual Investor Day on Wednesday, May 6 in New York City. The event will be webcast live beginning at 10:00 a.m. (Eastern Time) and conclude at approximately 1:00 p.m.

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Kindred Healthcare First Quarter Results Exceed Company’s Guidance

May 4, 2009

The webcast of this presentation may be accessed via the Company’s website at www.kindredhealthcare.com or at http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=129959&eventID=2147015.

Any written materials accompanying the Investor Day presentation will be available on Kindred’s website at the time of the presentation and the webcast and written materials will be archived at www.kindredhealthcare.com following the event.

Investors interested in attending the event should contact Ms. Teresa Kappner by email: teresa.kappner@kindredhealthcare.com or phone: (502) 596-7276.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements regarding the Company’s expected future financial position, results of operations, cash flows, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management and statements containing the words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “should,” “will,” “intend,” “may” and other similar expressions, are forward-looking statements.

Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from the Company’s expectations as a result of a variety of factors, including, without limitation, those discussed below. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company’s actual results or performance to differ materially from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors discussed below and detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

In addition to the factors set forth above, other factors that may affect the Company’s plans or results include, without limitation, (a) changes in the reimbursement rates or the methods or timing of payment from third party payors, including the Medicare and Medicaid programs, changes arising from and related to the Medicare prospective payment system for LTAC hospitals, including potential changes in the Medicare payment rules, the Medicare Prescription Drug, Improvement, and Modernization Act of 2003, and changes in Medicare and Medicaid reimbursements for the Company’s nursing centers; (b) the impact of the Medicare, Medicaid and SCHIP Extension Act of 2007, including the ability of the Company’s hospitals to adjust to potential LTAC certification, medical necessity reviews and the three-year moratorium on future hospital development; (c) the effects of healthcare reform and government regulations, interpretation of regulations and changes in the nature and enforcement of regulations governing the healthcare industry; (d) failure of the Company’s facilities to meet applicable licensure and certification requirements; (e) the further consolidation of managed care organizations and other third party payors; (f) the Company’s ability to meet its rental and debt service obligations; (g) the Company’s ability to operate pursuant to the terms of its debt obligations and its master lease agreements with Ventas; (h) the condition of the financial markets, including volatility and deterioration in the equity, capital and credit markets, which could limit the availability and terms of debt and equity financing sources to fund the requirements of the Company’s businesses, or which could negatively impact the Company’s investment portfolio; (i) national and regional economic, financial, business and political conditions, including their effect on the availability and cost of labor, credit, materials and other services; (j) the Company’s ability to control costs, particularly labor and employee benefit costs; (k) increased operating

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Kindred Healthcare First Quarter Results Exceed Company’s Guidance

May 4, 2009

costs due to shortages in qualified nurses, therapists and other healthcare personnel; (l) the Company’s ability to attract and retain key executives and other healthcare personnel; (m) the increase in the costs of defending and insuring against alleged professional liability claims and the Company’s ability to predict the estimated costs related to such claims, including the impact of differences in actuarial assumptions and estimates compared to eventual outcomes; (n) the Company’s ability to successfully reduce (by divestiture of operations or otherwise) its exposure to professional liability claims; (o) the Company’s ability to successfully pursue its development activities and successfully integrate new operations, including the realization of anticipated revenues, economies of scale, cost savings and productivity gains associated with such operations; (p) the Company’s ability to successfully dispose of unprofitable facilities; (q) events or circumstances which could result in impairment of an asset or other charges; (r) changes in generally accepted accounting principles or practices; and (s) the Company’s ability to maintain an effective system of internal control over financial reporting. Many of these factors are beyond the Company’s control. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

As noted above, the Company’s earnings guidance includes the financial measure referred to as operating income. The Company’s management uses operating income as a meaningful measure of operational performance in addition to other measures. The Company uses operating income to assess the relative performance of its operating divisions as well as the employees that operate these businesses. In addition, the Company believes this measurement is important because securities analysts and investors use this measurement to compare the Company’s performance to other companies in the healthcare industry. The Company believes that income from continuing operations is the most comparable measure, in relation to generally accepted accounting principles, to operating income. Readers of the Company’s financial information should consider income from continuing operations as an important measure of the Company’s financial performance because it provides the most complete measure of its performance. Operating income should be considered in addition to, not as a substitute for, or superior to, financial measures based upon generally accepted accounting principles as an indicator of operating performance. A reconciliation of the estimated operating income to income from continuing operations provided in the Company’s earnings guidance is included in this press release.

About Kindred Healthcare

Kindred Healthcare, Inc. is a healthcare services company, based in Louisville, Kentucky, with annual revenues of over $4 billion and approximately 54,800 employees in 40 states. At March 31, 2009, Kindred through its subsidiaries provided healthcare services in 661 locations, including 82 long-term acute care hospitals, 228 skilled nursing centers and a contract rehabilitation services business, Peoplefirst rehabilitation services, which served 351 non-affiliated facilities. Ranked first in Fortune magazine’s Most Admired Companies “Health Care: Medical Facilities” category, Kindred’s mission is to promote healing, provide hope, preserve dignity and produce value for each patient, resident, family member, customer, employee and shareholder we serve. For more information, go to www.kindredhealthcare.com.

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Kindred Healthcare First Quarter Results Exceed Company’s Guidance

May 4, 2009

KINDRED HEALTHCARE, INC.

Financial Summary

(Unaudited)

(In thousands, except per share amounts)

	Three months ended
	March 31,
	2009	2008
Revenues	$1,083,312	$1,048,523

Income from continuing operations	$22,353	$16,507
Income (loss) from discontinued operations, net of income taxes	407	(1,817)

Net income	$22,760	$14,690

Earnings per common share:
Basic:
Income from continuing operations	$0.57	$0.43
Income (loss) from discontinued operations	0.01	(0.05)

Net income	$0.58	$0.38

Diluted:
Income from continuing operations	$0.57	$0.42
Income (loss) from discontinued operations	0.01	(0.05)

Net income	$0.58	$0.37

Shares used in computing earnings per common share:
Basic	38,184	37,444
Diluted	38,315	38,061

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Kindred Healthcare First Quarter Results Exceed Company’s Guidance

May 4, 2009

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Operations

(Unaudited)

(In thousands, except per share amounts)

	Three months ended
	March 31,
	2009	2008
Revenues	$1,083,312	$1,048,523

Salaries, wages and benefits	624,173	601,251
Supplies	81,159	78,632
Rent	86,779	85,180
Other operating expenses	224,179	227,303
Other income	(2,872)	(4,717)
Depreciation and amortization	30,805	31,055
Interest expense	2,478	4,921
Investment income	(1,476)	(3,248)

	1,045,225	1,020,377

Income from continuing operations before income taxes	38,087	28,146
Provision for income taxes	15,734	11,639

Income from continuing operations	22,353	16,507
Income (loss) from discontinued operations, net of income taxes	407	(1,817)

Net income	$22,760	$14,690

Earnings per common share:
Basic:
Income from continuing operations	$0.57	$0.43
Income (loss) from discontinued operations	0.01	(0.05)

Net income	$0.58	$0.38

Diluted:
Income from continuing operations	$0.57	$0.42
Income (loss) from discontinued operations	0.01	(0.05)

Net income	$0.58	$0.37

Shares used in computing earnings per common share:
Basic	38,184	37,444
Diluted	38,315	38,061

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Kindred Healthcare First Quarter Results Exceed Company’s Guidance

May 4, 2009

KINDRED HEALTHCARE, INC.

Condensed Consolidated Balance Sheet

(Unaudited)

(In thousands, except per share amounts)

	March 31, 2009	December 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$143,450	$140,795
Cash - restricted	5,502	5,104
Insurance subsidiary investments	159,041	196,983
Accounts receivable less allowance for loss	690,431	611,032
Inventories	22,531	22,325
Deferred tax assets	57,777	58,296
Income taxes	3,827	47,257
Other	30,080	20,843

	1,112,639	1,102,635

Property and equipment	1,433,630	1,392,636
Accumulated depreciation	(687,101)	(656,676)

	746,529	735,960

Goodwill	72,806	72,244
Intangible assets less accumulated amortization	64,177	64,367
Assets held for sale	7,790	7,786
Insurance subsidiary investments	46,927	48,610
Deferred tax assets	103,910	100,751
Other	50,126	49,408

	$2,204,904	$2,181,761

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$154,078	$178,246
Salaries, wages and other compensation	265,282	281,542
Due to third party payors	42,523	33,122
Professional liability risks	53,204	55,447
Other accrued liabilities	76,910	76,832
Long-term debt due within one year	82	81

	592,079	625,270

Long-term debt	368,612	349,433
Professional liability risks	199,823	187,804
Deferred credits and other liabilities	105,519	104,279

Stockholders' equity:
Common stock, $0.25 par value; authorized 175,000 shares; issued 39,053 shares - March 31, 2009 and 38,909 shares - December 31, 2008	9,763	9,727
Capital in excess of par value	814,095	812,141
Accumulated other comprehensive loss	(4,473)	(3,619)
Retained earnings	119,486	96,726

	938,871	914,975

	$2,204,904	$2,181,761

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Kindred Healthcare First Quarter Results Exceed Company’s Guidance

May 4, 2009

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Cash Flows

(Unaudited)

(In thousands)

	Three months ended March 31,
	2009	2008
Cash flows from operating activities:
Net income	$22,760	$14,690
Adjustments to reconcile net income to net cash provided by (used in) operating activities
Depreciation and amortization	30,805	31,405
Amortization of stock-based compensation costs	2,439	3,769
Provision for doubtful accounts	7,016	8,372
Deferred income taxes	(2,179)	(4,718)
Other	204	(576)
Change in operating assets and liabilities:
Accounts receivable	(86,415)	(102,143)
Inventories and other assets	(7,535)	(7,172)
Accounts payable	(7,885)	352
Income taxes	43,223	41,596
Due to third party payors	9,401	(3,491)
Other accrued liabilities	(8,070)	8,122

Net cash provided by (used in) operating activities	3,764	(9,794)

Cash flows from investing activities:
Purchase of property and equipment	(39,986)	(24,940)
Acquisitions	(15,604)	(2,080)
Sale of assets	—	6,479
Purchase of insurance subsidiary investments	(36,257)	(35,233)
Sale of insurance subsidiary investments	54,092	38,899
Net change in insurance subsidiary cash and cash equivalents	20,458	39,953
Other	(953)	1,094

Net cash provided by (used in) investing activities	(18,250)	24,172

Cash flows from financing activities:
Proceeds from borrowings under revolving credit	390,800	375,000
Repayment of borrowings under revolving credit	(371,600)	(394,200)
Repayment of long-term debt	(20)	(294)
Payment of deferred financing costs	(309)	(131)
Issuance of common stock	—	722
Other	(1,730)	(11,460)

Net cash provided by (used in) financing activities	17,141	(30,363)

Change in cash and cash equivalents	2,655	(15,985)
Cash and cash equivalents at beginning of period	140,795	32,877

Cash and cash equivalents at end of period	$143,450	$16,892

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Kindred Healthcare First Quarter Results Exceed Company’s Guidance

May 4, 2009

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Operations

(Unaudited)

(In thousands, except per share amounts)

	2008 Quarters				Year	First Quarter 2009
	First	Second	Third	Fourth
Revenues	$1,048,523	$1,041,911	$1,010,680	$1,050,282	$4,151,396	$1,083,312

Salaries, wages and benefits	601,251	596,161	606,468	605,793	2,409,673	624,173
Supplies	78,632	81,567	78,586	81,625	320,410	81,159
Rent	85,180	87,424	86,444	85,904	344,952	86,779
Other operating expenses	227,303	217,387	211,584	211,752	868,026	224,179
Other income	(4,717)	(5,167)	(4,313)	(3,210)	(17,407)	(2,872)
Depreciation and amortization	31,055	30,930	29,432	29,996	121,413	30,805
Interest expense	4,921	2,907	3,710	3,835	15,373	2,478
Investment income	(3,248)	(2,337)	(672)	(844)	(7,101)	(1,476)

	1,020,377	1,008,872	1,011,239	1,014,851	4,055,339	1,045,225

Income (loss) from continuing operations before income taxes	28,146	33,039	(559)	35,431	96,057	38,087
Provision (benefit) for income taxes	11,639	13,232	(1,345)	13,638	37,164	15,734

Income from continuing operations	16,507	19,807	786	21,793	58,893	22,353
Discontinued operations, net of income taxes:
Income (loss) from operations	(1,817)	(858)	12	831	(1,832)	407
Gain (loss) on divestiture of operations	—	2,712	(22,058)	(1,430)	(20,776)	—

Net income (loss)	$14,690	$21,661	$(21,260)	$21,194	$36,285	$22,760

Earnings (loss) per common share:
Basic:
Income from continuing operations	$0.43	$0.51	$0.02	$0.56	$1.52	$0.57
Discontinued operations:
Income (loss) from operations	(0.05)	(0.02)	—	0.02	(0.05)	0.01
Gain (loss) on divestiture of operations	—	0.07	(0.58)	(0.04)	(0.55)	—

Net income (loss)	$0.38	$0.56	$(0.56)	$0.54	$0.92	$0.58

Diluted:
Income from continuing operations	$0.42	$0.50	$0.02	$0.56	$1.50	$0.57
Discontinued operations:
Income (loss) from operations	(0.05)	(0.02)	—	0.02	(0.05)	0.01
Gain (loss) on divestiture of operations	—	0.07	(0.57)	(0.04)	(0.54)	—

Net income (loss)	$0.37	$0.55	$(0.55)	$0.54	$0.91	$0.58

Shares used in computing earnings (loss) per common share:
Basic	37,444	37,714	38,034	38,123	37,830	38,184
Diluted	38,061	38,474	38,894	38,265	38,397	38,315

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Kindred Healthcare First Quarter Results Exceed Company’s Guidance

May 4, 2009

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data

(Unaudited)

(In thousands)

	2008 Quarters				Year	First Quarter 2009
	First	Second	Third	Fourth
Revenues:
Hospital division	$476,167	$461,064	$434,774	$465,317	$1,837,322	$492,509
Health services division	534,793	542,207	535,737	542,680	2,155,417	544,940
Rehabilitation division	104,499	106,318	106,796	109,707	427,320	117,647

	1,115,459	1,109,589	1,077,307	1,117,704	4,420,059	1,155,096

Eliminations	(66,936)	(67,678)	(66,627)	(67,422)	(268,663)	(71,784)

	$1,048,523	$1,041,911	$1,010,680	$1,050,282	$4,151,396	$1,083,312

Income from continuing operations:
Operating income (loss):
Hospital division	$96,802	$85,886	$64,818	$97,861	$345,367	$100,899
Health services division	74,200	90,446	78,801	83,485	326,932	75,860
Rehabilitation division	11,486	10,178	7,448	8,959	38,071	15,453

Corporate:
Overhead	(34,931)	(33,200)	(30,937)	(33,951)	(133,019)	(34,087)
Insurance subsidiary	(1,503)	(1,347)	(1,775)	(2,032)	(6,657)	(1,452)

	(36,434)	(34,547)	(32,712)	(35,983)	(139,676)	(35,539)

Operating income	146,054	151,963	118,355	154,322	570,694	156,673
Rent	(85,180)	(87,424)	(86,444)	(85,904)	(344,952)	(86,779)
Depreciation and amortization	(31,055)	(30,930)	(29,432)	(29,996)	(121,413)	(30,805)
Interest, net	(1,673)	(570)	(3,038)	(2,991)	(8,272)	(1,002)

Income (loss) from continuing operations before income taxes	28,146	33,039	(559)	35,431	96,057	38,087
Provision (benefit) for income taxes	11,639	13,232	(1,345)	13,638	37,164	15,734

	$16,507	$19,807	$786	$21,793	$58,893	$22,353

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Kindred Healthcare First Quarter Results Exceed Company’s Guidance

May 4, 2009

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data (Continued)

(Unaudited)

(In thousands)

	2008 Quarters				Year	First Quarter 2009
	First	Second	Third	Fourth
Rent:
Hospital division	$35,907	$37,750	$36,461	$36,198	$146,316	$36,445
Health services division	47,883	48,175	48,551	48,282	192,891	48,852
Rehabilitation division	1,358	1,393	1,405	1,399	5,555	1,451
Corporate	32	106	27	25	190	31

	$85,180	$87,424	$86,444	$85,904	$344,952	$86,779

Depreciation and amortization:
Hospital division	$11,303	$11,455	$11,719	$13,673	$48,150	$12,512
Health services division	14,389	13,677	11,794	10,176	50,036	12,000
Rehabilitation division	387	485	547	546	1,965	547
Corporate	4,976	5,313	5,372	5,601	21,262	5,746

	$31,055	$30,930	$29,432	$29,996	$121,413	$30,805

Capital expenditures, excluding acquisitions (including discontinued operations):
Hospital division	$13,556	$20,022	$19,736	$15,903	$69,217	$14,330
Health services division	7,135	10,744	19,746	12,468	50,093	21,840
Rehabilitation division	282	280	271	329	1,162	190

Corporate:
Information systems	3,832	8,616	7,051	6,864	26,363	3,453
Other	135	258	489	960	1,842	173

	$24,940	$39,920	$47,293	$36,524	$148,677	$39,986

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Kindred Healthcare First Quarter Results Exceed Company’s Guidance

May 4, 2009

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data (Continued)

(Unaudited)

						First Quarter 2009
	2008 Quarters
	First	Second	Third	Fourth	Year
Hospital data:
End of period data:
Number of hospitals	81	81	82	82		82
Number of licensed beds	6,358	6,358	6,428	6,482		6,520

Revenue mix %:
Medicare	57	56	54	55	55	56
Medicaid	9	9	11	11	10	10
Medicare Advantage	8	9	9	10	9	10
Commercial insurance and other	26	26	26	24	26	24

Admissions:
Medicare	7,920	7,268	6,786	7,054	29,028	7,421
Medicaid	1,034	1,008	1,148	1,043	4,233	1,052
Medicare Advantage	901	849	869	968	3,587	1,094
Commercial insurance and other	1,814	1,799	1,748	1,727	7,088	1,921

	11,669	10,924	10,551	10,792	43,936	11,488

Admissions mix %:
Medicare	68	67	64	65	66	65
Medicaid	9	9	11	10	10	9
Medicare Advantage	8	8	8	9	8	9
Commercial insurance and other	15	16	17	16	16	17

Patient days:
Medicare	216,737	210,064	188,832	190,794	806,427	197,377
Medicaid	50,335	50,676	54,108	53,304	208,423	50,868
Medicare Advantage	28,453	29,219	28,529	31,744	117,945	35,229
Commercial insurance and other	66,270	67,847	64,449	63,688	262,254	65,509

	361,795	357,806	335,918	339,530	1,395,049	348,983

Average length of stay:
Medicare	27.4	28.9	27.8	27.0	27.8	26.6
Medicaid	48.7	50.3	47.1	51.1	49.2	48.4
Medicare Advantage	31.6	34.4	32.8	32.8	32.9	32.2
Commercial insurance and other	36.5	37.7	36.9	36.9	37.0	34.1
Weighted average	31.0	32.8	31.8	31.5	31.8	30.4

Revenues per admission:
Medicare	$34,128	$35,717	$34,721	$36,029	$35,127	$37,262
Medicaid	41,853	42,271	40,798	50,577	43,816	45,160
Medicare Advantage	42,167	46,448	45,679	46,305	45,148	46,387
Commercial insurance and other	68,691	66,385	64,431	65,774	66,345	61,286
Weighted average	40,806	42,206	41,207	43,117	41,818	42,872

Revenues per patient day:
Medicare	$1,247	$1,236	$1,248	$1,332	$1,264	$1,401
Medicaid	860	841	866	990	890	934
Medicare Advantage	1,335	1,350	1,391	1,412	1,373	1,440
Commercial insurance and other	1,880	1,760	1,748	1,784	1,793	1,797
Weighted average	1,316	1,289	1,294	1,370	1,317	1,411

Medicare case mix index (discharged patients only)	1.12	1.16	1.14	1.17	1.15	1.22

Average daily census	3,976	3,932	3,651	3,691	3,812	3,878
Occupancy %	67.9	67.1	62.2	62.1	64.8	66.0

Annualized employee turnover %	25.0	25.9	25.7	25.2		21.3

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Kindred Healthcare First Quarter Results Exceed Company’s Guidance

May 4, 2009

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data (Continued)

(Unaudited)

						First Quarter 2009
	2008 Quarters
	First	Second	Third	Fourth	Year
Nursing center data:
End of period data:
Number of nursing centers:
Owned or leased	224	224	224	224		224
Managed	4	4	4	4		4

	228	228	228	228		228

Number of licensed beds:
Owned or leased	28,371	28,251	28,210	28,040		27,915
Managed	485	485	485	485		485

	28,856	28,736	28,695	28,525		28,400

Revenue mix %:
Medicare	35	35	33	34	34	35
Medicaid	42	43	44	43	43	42
Medicare Advantage	5	4	5	4	5	5
Private and other	18	18	18	19	18	18

Patient days (excludes managed facilities):
Medicare	409,902	402,269	370,782	367,775	1,550,728	381,463
Medicaid	1,394,925	1,387,374	1,430,461	1,417,661	5,630,421	1,368,286
Medicare Advantage	61,724	65,258	64,616	61,737	253,335	74,368
Private and other	432,787	424,769	438,056	441,008	1,736,620	421,756

	2,299,338	2,279,670	2,303,915	2,288,181	9,171,104	2,245,873

Patient day mix %:
Medicare	18	18	16	16	17	17
Medicaid	61	61	62	62	61	61
Medicare Advantage	3	3	3	3	3	3
Private and other	18	18	19	19	19	19

Revenues per patient day:
Medicare Part A	$429	$431	$434	$456	$437	$457
Total Medicare (including Part B)	461	466	475	498	474	497
Medicaid	160	168	163	164	164	166
Medicare Advantage	390	394	395	413	398	403
Private and other	228	227	229	230	229	234
Weighted average	232	238	232	237	235	243

Average daily census	25,267	25,051	25,043	24,872	25,058	24,954
Admissions	18,987	18,288	17,583	17,821	72,679	18,845
Occupancy %	89.2	89.0	89.1	88.9	89.0	89.3
Medicare average length of stay	35.1	35.8	36.5	34.7	35.5	34.8

Annualized employee turnover %	48.2	50.2	51.0	48.9		37.9

Rehabilitation data:
Revenue mix %:
Company-operated	65	64	62	61	63	61
Non-affiliated	35	36	38	39	37	39

Sites of service (at end of period)	650	658	659	655		661
Revenue per site	$160,767	$161,578	$162,058	$167,492		$177,984

Therapist productivity %	81.9	81.3	80.1	82.3	81.4	84.8

Annualized employee turnover %	13.1	13.5	13.2	13.3		10.9

- MORE -

Kindred Healthcare First Quarter Results Exceed Company’s Guidance

May 4, 2009

KINDRED HEALTHCARE, INC.

Earnings Per Share Reconciliation (a)

(Unaudited)

(In thousands, except per share amounts)

	Three months ended March 31,
	2009		2008
	Basic	Diluted	Basic	Diluted
Earnings:
Income from continuing operations:
As reported in Statement of Operations	$22,353	$22,353	$16,507	$16,507
Allocation to participating unvested restricted stockholders	(422)	(421)	(421)	(415)

Available to common stockholders	$21,931	$21,932	$16,086	$16,092

Income (loss) from discontinued operations, net of income taxes:
As reported in Statement of Operations	$407	$407	$(1,817)	$(1,817)
Allocation to participating unvested restricted stockholders	(8)	(8)

Available to common stockholders	$399	$399	$(1,817)	$(1,817)

Net income:
As reported in Statement of Operations	$22,760	$22,760	$14,690	$14,690
Allocation to participating unvested restricted stockholders	(430)	(429)	(421)	(415)

Available to common stockholders	$22,330	$22,331	$14,269	$14,275

Shares used in the computation:
Weighted average shares outstanding - basic computation	38,184	38,184	37,444	37,444

Dilutive effect of employee stock options		131		617

Adjusted weighted average shares outstanding - diluted computation		38,315		38,061

Earnings per common share:
Income from continuing operations	$0.57	$0.57	$0.43	$0.42
Income (loss) from discontinued operations	0.01	0.01	(0.05)	(0.05)

Net income	$0.58	$0.58	$0.38	$0.37

(a)	Earnings per share are based upon the weighted average number of common shares outstanding during the respective periods. The diluted calculation of earnings per common share includes the dilutive effect of stock options. On January 1, 2009, Kindred adopted Financial Accounting Standards Board Staff Position Emerging Issues Task Force 03-6-1, "Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities," which requires that certain unvested restricted stock be included as a participating security in the basic and diluted earnings per common share calculation pursuant to the two-class method which allocates earnings to the participating securities in the calculation.

- MORE -

Kindred Healthcare First Quarter Results Exceed Company’s Guidance

May 4, 2009

KINDRED HEALTHCARE, INC.

Reconciliation of Earnings Guidance for 2009 - Continuing Operations

(Unaudited)

(In millions, except per share amounts)

	2009 Earnings Guidance Ranges (a)
	As of May 4, 2009		As of February 19, 2009
	Low	High	Low	High
Operating income	$582	$588	$587	$593

Rent	355	355	360	360
Depreciation and amortization	126	126	126	126
Interest, net	8	8	8	8

Income from continuing operations before income taxes	93	99	93	99
Provision for income taxes	39	42	39	42

Income from continuing operations	54	57	$54	$57

Allocation to participating unvested restricted stockholders	1	1

Available to common stockholders	$53	$56

Earnings per diluted share	$1.35	$1.45	$1.35	$1.45

Shares used in computing earnings per diluted share	39.0	39.0	39.5	39.5

(a)	The Company indicated that the earnings guidance for continuing operations reflects the anticipated impact of (a) proposed rules issued by CMS on May 1, 2009 related to payment rates for LTAC hospitals and nursing centers and (b) the Company's transactions with Ventas announced on April 30, 2009 to renew certain leases and to acquire six under-performing leased nursing centers for resale. The Company also indicated that the earnings guidance does not reflect any material acquisitions or divestitures and does not take into account any repurchases of common stock.

- END -